Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Medifocus, Inc.

Columbia, Maryland

We hereby consent to the incorporation by reference of our report dated September 15, 2014 with respect to the consolidated financial statements of Medifocus, Inc. for the years ended March 31, 2014, 2013 and 2012 in this Form 20-F.

/s/ Stegman & Company

Baltimore, Maryland

October 28, 2014